UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]          Preliminary Proxy Statement
[  ]          Confidential, for Use of the Commissions Only (as permitted by Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[  ]          Definitive Additional Materials
[  ]          Soliciting Material Pursuant to Section 240.14a-12

BOVIE MEDICAL CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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BOVIE MEDICAL CORPORATION
5115 Ulmerton Rd.
Clearwater, Florida 33760

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

On behalf of your Board of Directors of Bovie Medical Corporation (the “Company”), you are cordially invited to attend the 2014 Annual Meeting of Stockholders to be held on July 17, 2014 at 3:00 p.m. Eastern Standard Time at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556, Telephone No. 516-663-6600.

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2014 Annual Meeting of Stockholders to be held on July 17, 2014.  This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2013 Annual Report, are being mailed to stockholders on or about June 9, 2014.  The executive office of our Company is located at 5115 Ulmerton Rd., Clearwater, Florida 33760, telephone number (727) 384-2323.

At the meeting, stockholders will be asked to:

1.	Elect seven (7) directors to the Board of Directors of the Company to serve until the 2015 Annual Meeting of Stockholders;
2.	Ratify Kingery & Crouse PA as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014;
3.	Approve a non-binding advisory resolution supporting the compensation of our named executive officers; and
4.	Transact such other business that may properly come before the meeting.

All stockholders are invited to attend the meeting.  The close of business on June 9, 2014 is the record date for determining stockholders entitled to vote at the Annual Meeting.  Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on June 9, 2014 will be entitled to notice of, and to vote at, the Annual Meeting and adjournment or postponement thereof.

Your vote is important to us.  Please complete, sign, date and promptly return the proxy card in the enclosed envelope, so that your shares will be represented whether or not you attend the annual meeting.  Returning a proxy card will not deprive you of your right to attend the meeting and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JULY 17, 2014:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND REPORT ON FORM 10-K/A FOR THE PERIOD ENDING DECEMBER 31, 2013 IS AVAILABLE AT www.boviemed.com. CLICK ON THE BUTTON “Investor Relations”.
By order of the Board of Directors

/s/ Andrew Makrides
Andrew Makrides Chairman of the Board of Directors

Dated: June 9, 2014

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2014 Annual Meeting of Stockholders to be held at 3:00 pm. Eastern Standard Time on July 17, 2014 at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and our 2013 Annual Report on Form 10-K/A, are being mailed to stockholders on or about June 9, 2014. Our executive office is located at 5115 Ulmerton Rd., Clearwater, Florida 33760.

Bovie will bear the expense of soliciting proxies. We estimate that the cost of solicitation of proxies will be approximately $30,000 to be incurred solely by Bovie. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING YOUR VOTE?

The Board of Directors of Bovie Medical Corporation (the “Company”) is soliciting your vote at the 2014 Annual Meeting of Bovie’s common stockholders being held at 3:00 p.m. Eastern Standard Time on July 17, 2014, at the offices of Ruskin Moscou Faltischek, P.C., East Tower, 15th Floor, 1425 RXR Plaza, Uniondale, New York 11556, Telephone No. (516) 663-6600.

WHAT WILL YOU BE VOTING ON?

(1) Election of seven (7) directors to the Board of Directors; (2) Ratification of Kingery & Crouse, PA, as Bovie’s auditors for the fiscal year ending December 31, 2014; (3) Approval of a non-binding advisory resolution supporting the compensation of our named executive officers; and (4) any other matters which may properly come before the meeting.

HOW MANY VOTES DO STOCKHOLDERS HAVE?

You will have one vote for every share of the Company’s common stock you owned of record on June 9, 2014 (the “Record Date”), inclusive of the holders of the Company’s Series A 6% Convertible Preferred Stock on an as-converted basis.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

Each outstanding share of common stock which was outstanding on the Record Date, inclusive of the holders of the Company’s Series A 6% Convertible Preferred Stock on an as-converted basis, is entitled to one vote. The common stock, and the holders of the Company’s Series A 6% Convertible Preferred Stock on an as-converted basis, will vote as a single class on all matters scheduled to be voted on at the Annual Meeting.  There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the outstanding shares of common stock entitled to vote (inclusive of shares of the Company’s Series A 6% Convertible Preferred Stock on an as-converted basis) represented in person or by proxy constitute a quorum.  Abstentions and broker non-votes will count for purposes of determining whether a quorum exists, but not for voting purposes.

HOW MAY I VOTE MY SHARES?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a)	How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., on the Record Date, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company.  As the stockholder of record, you have the right to vote in person at the meeting.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Since you are a beneficial owner and not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

(b)	How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.  In most cases, you will be able to do this by telephone, by using the internet or by mail.  Please refer to the summary instructions included with proxy materials and on your proxy card.  For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee.  If you have telephone or internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope.  If you provide specific voting instructions, your shares will be voted as you have instructed.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not consented) and executive compensation.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

>
For Proposal One, each of the seven (7) nominees for director, must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  Only votes “For” or “Withheld” will affect the outcome.  Broker non-votes will not affect the outcome of the vote on this matter.

>
For Proposal Two, regarding the ratification of Kingery & Crouse PA as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2014, we must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will not affect the outcome of the vote on this matter.

>    For Proposal Three, the approval of a non-binding advisory resolution supporting the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present and entitled to vote in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will not affect the outcome of the vote on this matter.

In the case of Proposal Three, the advisory votes with respect to executive compensation will neither be binding on the Company or Board of Directors, nor will they create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on, the Company or the Board of Directors.  However, the Board of Director values the opinions expressed by the stockholders in this advisory vote and will consider the outcome of this vote in determining its compensation policies.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 17,912,049 shares of common stock issued and outstanding and entitled to vote and 3,500,000 shares of the Company’s Series A 6% Convertible Preferred Stock issued and outstanding of which 1,947,747 shares are entitled to vote.  Thus, the holders of 19,859,796 shares of voting stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares of voting stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

CAN YOU CHANGE YOUR VOTE?

(a)	Can a stockholder change his vote?

Yes. Any registered stockholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b)	How can I change my vote after I return my proxy card?

Provided you are the stockholder of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing and submitting a new proxy card bearing a later date, or by attending the meeting and voting in person.  Attending the meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?

If you return a signed proxy without indicating your vote for some or all of the proposals, your shares will be voted “FOR” the Board’s nominees for director, “FOR” the ratification of Kingery & Crouse, PA and “FOR” the approval of the non-binding advisory resolution supporting the compensation of our named executive officers and in the proxy holder’s best judgment as to any other matters raised at the Annual Meeting.

WHAT IF YOU VOTE "ABSTAIN"?

A vote to “abstain” on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.  Abstentions are considered as being present for quorum purposes.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner.  Broker non-votes count for quorum purposes but not for voting purposes.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

WHAT IS HOUSEHOLDING OF ANNUAL MEETING MATERIALS?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statement and annual reports. This means that only one copy of our proxy statement and annual report to Stockholders may have been sent to multiple Stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: 5115 Ulmerton Road, Clearwater, Florida 33760, Telephone No. (727) 384-2323.  If you want to receive separate copies of the proxy statement or the annual report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

DO STOCKHOLDERS HAVE DISSENTER’S RIGHTS?

Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the proposals being voted on.

PROPOSAL ONE

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Governance and Nominating Committee has nominated seven (7) persons consisting of Andrew Makrides, Robert L. Gershon, J. Robert Saron, Michael Geraghty, Ian Sheffield and Lawrence J. Waldman, each a current Director, for re-election to the Board of Directors and John C. Andres, a director nominee. Michael Norman currently serves as a director. Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders.

Pursuant to the terms of the Securities Purchase Agreement dated December 13, 2013 (the “Securities Purchase Agreement”), the Company granted Great Point Partners, LLC (“GPP”) the right to nominate two (2) individual to the Company’s Board of Directors (the “GPP Designees”). At the closing of the Securities Purchase Agreement, the Company appointed Ian Sheffield to the Board as a GPP Designee. The Governance and Nominating Committee has nominated John C. Andres as a GPP Designee pursuant to the rights granted to GPP under the Securities Purchase Agreement.

Each director serves from the date of his or her election until the next annual meeting of stockholders and until his successor is duly elected and qualified.  The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the Stockholder indicates to the contrary on the proxy card.  See “Information Regarding Executive Officers and Directors” for biographical information as to each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE SEVEN NOMINEES PROPOSED BY THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS.

Information Regarding our Board of Directors

Our Certificate of Incorporation and Bylaws provide for our Company to be managed by or under the direction of the Board of Directors.  Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors.   The maximum number of directors permitted is currently fixed at nine, and the number of directors constituting the entire Board is currently seven.  The Board currently has four members which have been determined to be “independent” as defined by the applicable rules of the NYSE MKT Market and the Securities and Exchange Commission.  These “independent” directors are Michael Norman, Ian Sheffield, Michael Geraghty, and Lawrence J. Waldman.  If John C. Andres is elected to the Board, he will be an “independent” director as defined by the applicable rules of the NYSE MKT Market and the Securities and Exchange Commission.Our Common Stock is listed on the NYSE MKT Market under the symbol “BVX”.

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board of Directors schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting of Stockholders and hold office until our next Annual Meeting and until their successors are elected and qualified. Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

The Board of Directors held seven (7) meetings and acted by unanimous written consent two (2) times during the 2013 fiscal year.  All of the directors attended 100% of the meetings of the Board of Directors and of the committees on which they served. While we encourage all members of the Board of Directors to attend Annual Meetings of Stockholders, there is no formal policy as to their attendance.  All board members, except Michael Geraghty, were in attendance at the 2013 Annual Meeting.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board of Directors in the past ten years.

Board Leadership Structure

The Board has no formal policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time.  On December 13, 2013, Andrew Makrides resigned from his position as Chief Executive Officer of the Company (while maintaining his position as Chairman of the Board) and Robert L. Gershon was appointed as Chief Executive Officer of the Company. Mr. Gershon is tasked with the responsibility of implementing our corporate strategy, and we believe he is best suited for leading discussions, at the Board level, regarding performance relative to our corporate strategy, which discussion accounts for a significant portion of the time devoted at our Board meetings.

Risk Management Oversight

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we face in the course of our business. Our Audit Committee also takes an active role in risk assessment and risk management.

INFORMATION REGARDING EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth the names, ages and positions within the Company of each of our directors, director nominees, executive officers and key employees.

Name of Nominee	Age	Board Independence	Position
Andrew Makrides	72	No	Executive Chairman of the Board
Robert L. Gershon	47	No	Chief Executive Officer and Director
J. Robert Saron	61	No	President, Chief Sales and Marketing Officer and Director
Peter Donato (1)	44	N/A	Chief Financial Officer, Executive Vice President, Treasurer and Secretary
Michael Norman (2)	56	Yes	Director
Ian Sheffield	37	Yes	Director
Moshe Citronowicz	61	N/A	Senior Vice President
Michael Geraghty	66	Yes	Director
Lawrence J. Waldman	67	Yes	Director
Jack McCarthy	47	N/A	Chief Commercialization Officer
John C. Andres (3)	56	Yes	Director Nominee

(1)
Effective as of May 5, 2014, the Company appointed Peter Donato to serve as the Company’s Chief Financial Officer, Executive Vice President, Treasurer and Secretary, replacing Gary D. Pickett.   Mr. Pickett is scheduled to leave the Company on or about June 17, 2014.

(2)
Michael Norman currently serves as a director. Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders.

(3)
Pursuant to the terms of the Securities Purchase Agreement, the Company granted GPP the right to nominate two (2) GPP Designees. The Governance and Nominating Committee has nominated John C. Andres as a GPP Designee pursuant to the rights granted to GPP under the Securities Purchase Agreement.

Andrew Makrides, Esq., age 72, Executive Chairman of the Board of Directors, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as a co-founder and Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such until March 18, 2011 at which point he relinquished his position as President, but remained CEO until December 2013.  Mr. Makrides employment contract extends to December 31, 2016.  Mr. Makrides has over 29 years of executive experience in the medical industry.

Robert L. Gershon, age 47, has over 25 years of healthcare industry experience. On the operations side he ran the largest sales and marketing business at Covidien (NYSE:COV). With over $1B in P&L responsibility, he consistently led an organization of over 600 people to double-digit revenue growth, outpacing market category growth and capturing significant market share points during challenging healthcare economic conditions. He also was VP of sales and marketing at Henry Schein ($1.4B shared P&L for medical division/$115M full P&L for dialysis division) and earlier in his career spent over 13 years as a healthcare consultant for Booz, Allen, KPMG and two boutique consultancies where his practice focused on strategic planning, business development and mergers and acquisitions. Mr. Gershon received an MBA from J.L. Kellogg Graduate School of Management at Northwestern University and a BSBA degree from American University. Mr. Gershon’s employment contract extends to December 31, 2015.

J. Robert Saron, age 61, President, Chief Sales and Marketing Officer and Director, holds a Bachelor degree in Social and Behavioral Science from the University of South Florida.  From 1988 to present Mr. Saron has served as a director of the Company.  Mr. Saron currently serves on an industry board as a director of the Health Industry Distributors Association Education Foundation.  He previously served as both director and president of the Healthcare Manufacturers Management Council.  Mr. Saron has received multiple industry awards.  In 2008, Mr. Saron received the Health Industry Distributors Association’s highest award, the Industry Award of Distinction.  In 2011, HMMC awarded Mr. Saron the Leonard Berke Achievement Award for ethics, mentoring, marketing skills, industry knowledge, and contributions to the industry and HMMC.  Most recently, in February 2013, Mr. Saron was inducted into the Medical Distribution Hall of Fame. This award recognizes individuals that have had a lasting impact and played a key role in bringing the industry to where it is today. Mr. Saron’s Employment Contract extends to December 31, 2015.  Mr. Saron brings over 34 years of executive sales and marketing and distribution experience in the medical industry.

Peter Donato, age 44, Chief Financial Officer, has over 22 years of financial management and accounting experience in roles of increasing responsibility, primarily in the healthcare industry.  Mr. Donato was appointed the Company’s Chief Financial Officer, Executive Vice President, Treasurer and Secretary effective May 5, 2014. For the past 10 years, he has been focused on the healthcare industry. From July 2011 to March 2013, Mr. Donato served as the Corporate Controller for Cyberonics, Inc. (NASDAQ: CYBX). Prior to that, from August 2010 to July 2011 Mr. Donato served as the Chief Financial Officer of Catsys Health, Inc. (OTCBB: CATS).  From August 2007 to March 2010, Mr. Donato served as Chief Financial Officer for IRIS International, Inc. (NASDAQ: IRIS).  Mr. Donato is a graduate of The Ohio State University, where he obtained a B.S./B.A. degree in Accounting in 1992 and earned an MBA from The University of Akron in 1999. Mr. Donato received his CPA license in 1995.  Mr. Donato’s employment contract extends until May 4, 2016.

Ian Sheffield, age 37, joined the Board in December 2013 as an initial nominee of Great Point Partners, LLC and currently serves as a Vice President at Great Point Partners in Greenwich, CT. As part of his investment functions, he leads Great Point Partners' medical devices and diagnostics investing efforts in public companies. From 2008 through 2011, prior to joining Great Point, he served in various capacities at Versant Ventures, and prior to 2011 at Medtronic, and Procter & Gamble. He holds a B.S. from Miami University and an M.B.A. from the Harvard Business School and also serves as a member of our Audit Committee.

Moshe Citronowicz, age 61, Senior Vice President came to the United States in 1978, and has worked in a variety of manufacturing and high technology industries. In October 1993, Mr. Citronowicz joined the Company as Vice President of Operations and served as our Chief Operating Officer until November 2011. Currently, he is serving as the Senior Vice President. Mr. Citronowicz’s employment contract extends to December 31, 2015.

Michael Geraghty, age 66, has served as a director since March 2011 and is the Executive Vice President of Global Sales at Optos, Inc., a developer and manufacturer of retinal imaging devices for screening, detection and diagnosis of eye related conditions.  From 2005 through 2008, he was the President of International Sales at Gyrus Acmi where he first started in 2000 as Senior Vice President of Sales for Gyrus Medical.  Prior to this, Mr. Geraghty was the Vice President of Sales and Marketing for Everest Medical, Inc. and before that was the Director of Marketing for Advanced Products at Arthrocare Corporation.  Mr. Geraghty specializes in building independent direct sales teams in the medical device industry and has extensive domestic and international sales and marketing experience.  He received his bachelor’s degree from St. Mary’s University and graduate degree in Executive Sales Management from the University of Minnesota.

Lawrence J. Waldman, age 67, has served as a director since March 2011 and is a certified public accountant. Mr. Waldman is currently the Partner-in-Charge of Commercial Audit Practice Development of the accounting firm EisnerAmper LLP.  He has over forty years of experience in public accounting as an audit partner serving a wide range of clients.  Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he started at in 1972.   Mr. Waldman is a former Chairman of the Board of Trustees of the Long Island Power Authority and served on the Finance and Audit Committee of the Board of Trustees.  He is currently the Treasurer of the Long Island Association as well as a member of its Board of Directors and Chairman of the Finance Committee.  In addition, Mr. Waldman is a member of the Board of Directors and Treasurer of each of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University and a member of the Dean’s Advisory Board of the Hofstra University Frank G. Zarb School of Business. Mr. Waldman currently serves as a member of the Supervisory Committee of The Bethpage Federal Credit Union. Mr. Waldman received his bachelor’s degree and MBA from Hofstra University where he is also an adjunct professor. Mr. Waldman also serves on our Audit Committee as its Chairman and financial expert.

Jack McCarthy, age 47, has served as our Chief Commercialization Officer since March 2014.  Mr. McCarthy has 23 years of sales and marketing experience of which the last 16 years has been spent in the healthcare industry.  Most recently, he served as Vice President of Sales and Marketing for US Healthcare at Z-Medica. Prior to that, Mr. McCarthy spent 15 years with Covidien (NYSE:COV), in positions of increasing responsibility where he was charged with achieving sales and business development goals. His most recent position at Covidien was as Area Sales Vice President for the Endo Mechanical Intelligent Device franchise, where he managed a team of 50 sales professionals.  Mr. McCarthy is a graduate of Loyola College in Baltimore, Maryland, where he obtained a BA degree in Marketing in 1988 and an MBA in Marketing in 1990.  Mr. McCarthy’s employment agreement extends until March 31, 2016.

John C. Andres, age 56, has over thirty years of experience in the medical device industry. Since April, 2004, Mr. Andres has been a private consultant, doing business through John C. Andres, LLC, specializing in patent/business strategy development and execution. He also is partner of Hawk Healthcare, LLC, which provides strategic transaction management to private individuals and companies.  In 2004 Mr. Andres helped found K2M, Inc. (KTWO), and from 2004 until 2010 served as a member of the Board of Directors of K2M, Inc.  Prior to 2004, Mr. Andres held various legal and strategic business development positions at the Surgical Division of Tyco Healthcare Group, LLP, now Covidien (NYSE:COV) and its predecessor, United States Surgical Corporation.  Before joining U.S. Surgical, Mr. Andres worked at the New York law firm of Morgan& Finnegan. He received his Associate in Applied Science degree from Rochester Institute of Technology, his Bachelor of Arts degree from Lehigh University, and his Juris Doctor from Pace University School of Law.

Michael Norman currently serves as a director. Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders. A summary of the experience, attributes and skills that led the Board to conclude that Mr. Norman was qualified to serve on the Board is set forth below:

Michael Norman, CPA age 56, joined Bovie in 2004.  He manages the CPA firm, Michael Norman, CPA, PC since 1994 specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. Mr. Norman provides the board with over 20 years of experience as a certified public accountant, and also serves as a member of our Audit Committee.

COMMITTEES OF OUR BOARD OF DIRECTORS

We have a standing Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent accountants the annual audited and quarterly financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent accountants, and prepares the Audit Committee Report included in its Annual Report on Form 10-K in accordance with rules and regulations of the Securities and Exchange Commission. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee also acts as a qualified legal compliance committee.

Our Audit Committee consists of three independent members of the Board of Directors, Michael Norman CPA, Ian Sheffield, and Lawrence J. Waldman, CPA. The Board shall designate a substitute member to replace Mr. Norman on the Audit Committee after the 2014 Annual Meeting. As a smaller reporting company, we are required to have at least two independent members comprising our Audit Committee in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the NYSE MKT Exchange.  During 2013 Lawrence J. Waldman, CPA served as the Audit Committee Chairman and financial expert. Mr. Waldman qualifies as a “financial expert” (as defined in Item 407(a)(5) of Regulation S-K promulgated under the Exchange Act), for the Committee and also serves as its Chairman. Lawrence J. Waldman serves as the Chairman of the Audit Committee and as the Audit Committee financial expert.  Audit Committee meets as often as it determines necessary but not less frequently than once every fiscal quarter.  During 2013, the Audit Committee held four (4) meetings.

A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Audit Committee Charter is available at www.boviemed.com.  Select the “Investor Relations” button.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the board and committees thereof. During 2013, our Governance and Nominating Committee consisted of three independent members of the Board of Directors, Michael Norman CPA who serves as Chairman, Lawrence J. Waldman, and Michael Geraghty. The Board shall designate a substitute member to replace Mr. Norman on the Governance and Nominating Committee after the 2014 Annual Meeting. The Governance and Nominating Committee meets as often as it determines necessary, but not less than once a year. During 2013, the Governance and Nominating Committee held one (1) meeting.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above.  We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.  As more specifically described in such person’s individual biographies set forth above, our directors possess relevant and industry-specific experience and knowledge in the medical, engineering and business fields, as the case may be, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.  The Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Governance and Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Governance and Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of the NYSE MKT Market and the Securities and Exchange Commission, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Governance and Nominating Committee does not have a formal policy on diversity; however, in recommending directors, the Board and the Committee consider the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of Directors of a company with our size and nature of business.

If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2015 Annual Meeting of Stockholders, he or she must submit nominations in accordance with the procedures set forth in “Stockholder Proposals For Next Annual Meeting.” If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Governance and Nominating Committee, he or she should submit any pertinent information regarding the candidate to the members of the Governance and Nominating Committee of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.

A copy of the Governance and Nominating Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Governance and Nominating Committee Charter is available www.boviemed.com.  Select the “Investor Relations” button.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation and employee benefit plans (including those involving the issuance of our equity securities) and practices, including formulating, evaluating, and approving the compensation of our executive officers and reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer.  During 2013, our Compensation Committee consisted of three independent members of the Board of Directors, Michael Norman CPA, Ian Sheffield who serves as Chairman, and Lawrence J. Waldman, CPA. The Board shall designate a substitute member to replace Mr. Norman on the Compensation Committee after the 2014 Annual Meeting. The Compensation Committee meets as often as it determines necessary, but not less than once a year. During 2013, the Compensation Committee held one (1) meeting.

In 2013, the Compensation Committee did not engage any independent consultants.

A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the Compensation Committee Charter is available www.boviemed.com.  Select the “Investor Relations” button.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2013:

	Board	Audit	Governance and Nominating	Compensation
Andrew Makrides	Chairman
J. Robert Saron	Member
Robert L. Gershon	Member
Michael Norman (1)	Member	Member	Chairman	Member
Ian Sheffield	Member	Member		Chairman
Michael Geraghty	Member		Member
Lawrence J. Waldman	Member	Chairman*	Member	Member
Number of Meetings	7	4	1	1

*Mr. Waldman has also been designated the Audit Committee’s financial expert.

(1)
Michael Norman currently serves as a director. Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders.

Stockholder Communications

The Board of Directors provides a process by which Stockholders may communicate with the Board, including our independent directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of Bovie Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.  All mail received at the above address that is addressed to the Board of Directors or any individual director will be relayed by the Company to the Board of Directors or such individual director.  On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board of Directors or the individual director to whom the communications are addressed.

Code of Ethics

On March 30, 2004, Bovie adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer.

A copy of the code of ethics will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.  A copy of the code of ethics is available at www.boviemed.com.  Select the “Investor Relations” button.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain, and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for every employee that rewards them for their contribution to the Company.

Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our stockholders. Historically, for our executive officers, we link a much higher percentage of total compensation to incentive compensation such as stock based compensation than we do for other employees.

With these objectives in mind, our Board has built executive and non-executive compensation programs that consist of two principal elements - base salary and grants of stock options and/or shares of restricted stock.

Compensation Program

Base Salary

We pay base salaries to our Named Executive Officers (as defined below) in order to provide a consistent, minimum level of pay that sustained individual performance warrants. We also believe that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of our Named Executive Officers are determined by our Compensation Committee and approved by the Board of Directors. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the Compensation Committee. The Compensation Committee does not benchmark its base salaries in any way, nor do they presently employ the services of a compensation consultant.

Stock Options

The second component of executive compensation is equity grants which have mainly come in the form of stock options. We believe that equity ownership in our Company is important to provide our Named Executive Officers with long-term incentives to better align interests of executives with the interests of stockholders and build value for our stockholders. In addition, the equity compensation is designed to attract and retain the executive management team. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Bovie's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning through the resulting enhancement of the stock price.

Stock option awards to Named Executive Officers are entirely discretionary. The CEO recommends to the Compensation Committee which individuals should be awarded stock options. The Compensation Committee considers the prior contribution of these individuals and their expected future contributions to our growth then formulates and presents the recommended allocation of stock option awards to the Board of Directors for approval. The Board of Directors approves or, if necessary, modifies the Committee’s recommendations.

Perquisites and Other Benefits

Our Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of our employees in their respective locations. In addition, our CEO, Chairman of the Board, President and Chief Sales and Marketing Officer, Chief Financial Officer, Chief Commercialization Officer, and Senior Vice President each receive an automobile allowance of approximately $6,000 per year.

Our Named Executive Officers are entitled to participate in and receive employer contributions to Bovie's 401(k) Savings Plan. However, during January of 2009 management made the decision to suspend the employer 401(k) match, which was reinstated in May 2014. For more information on employer contributions to the 401(k) Savings Plan see the Summary Compensation Table and its footnotes.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to each of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. The non-performance-based compensation paid to our executive officers for the 2012 fiscal year did not exceed the $1 million limit per executive officer. Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718-10-10, Share-Based Payment, require us to expense the cost of our stock option grants which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Summary Compensation Table

The following table sets forth the compensation paid to our chief executive officer, chief financial officer, and other highly compensated officers, our “Named Executive Officers,” with respect to the Company’s fiscal years ended December 31, 2013, December 31, 2012, and December 31, 2011. The table below does not include Peter Donato, the Company’s Chief Financial Officer, who was appointed effective as of May 5, 2014. The Company has no executive officers other than the “Named Executive Officers.”

Summary Compensation Table

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) #		Non- Equity Incentive Plan Compensa- tion Earnings ($)	Change in Pension Value and Nonqual- ified Deferred compen- sation Earnings ($)		All Other Compen- Sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)		(i)	(j)

Robert L. Gershon*	2013	$6,731	$50,000	$--	$572,250	(1)	$--	$--	$121	(2)	$629,102
CEO and	2012	--	--	--	--		--	--	--		--
Director	2011	--	--	--	--		--	--	--		--

Gary D.	2013	$120,970	--	--	--		--	--	$397	(3)	$121,324
Pickett	2012	$118,380	--	--	$9,500	(4)	--	--	$397	(5)	$128,277
Former CFO, Treasurer, Secretary (19)	2011	$109,331	--	--	--		--	--	$374	(6)	$109,705

Andrew Makrides**	2013	$215,515	--	--	--		--	--	$15,793	(7)	$231,308
Executive Chairman	2012	$209,791	--	--	$28,500	(8)	--	--	$18,876	(9)	$257,167
of the Board	2011	$205,252	--	--	--		--	--	$18,823	(10)	$224,075

J. Robert Saron	2013	$305,184	--	--	--		--	--	$20,557	(11)	$325,741
President, Chief Sales &	2012	$297,143	--	--	$28,500	(12)	--	--	$22,008	(13)	$347,651
Marketing Officer & Director	2011	$290,651	--	--	--		--	--	$19,321	(14)	$309,972

Moshe Citronowicz	2013	$204,775	--	--	--		--	--	$14,807	(15)	$219,582
Senior Vice	2012	$199,922	--	--	$28,500	(16)	--	--	$14,150	(17)	$242,572
President	2011	$212,199	--	--	--		--	--	$16,534	(18)	$228,733
___________
* Assumed role as CEO on December 13, 2013
** CEO until December 13, 2013

# These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

(1)	On December 13, 2013, a total of 750,000 options were granted to Mr. Gershon with a fair value of $0.763 per option.

(2)	This amount includes a car allowance of $121.

(3)	This amount includes life insurance premiums of $397.

(4)	On July 12, 2012 a total of 10,000 options were granted to Mr. Pickett with a fair value of $0.95 per option.

(5)	This amount includes life insurance premiums of $397.

(6)	This amount includes life insurance premiums of $374.

(7)	This Amount Includes: car allowance of $6,310; life insurance premium of $456; and health insurance premiums of $9,027.

(8)	On July 12, 2012 a total of 30,000 options were granted to Mr. Makrides with a fair value of $0.95 per option.

(9)	This Amount Includes: car allowance of $6,310; life insurance premium of $456; and health insurance premiums of $12,110.

(10)	This Amount Includes: car allowance of $6,309; life insurance premium of $441; and health insurance premiums of $12,073.

(11)	This Amount Includes: car allowance of $6,310; life insurance premium of $512; and health insurance premiums of $13,735.

(12)	On July 12, 2012 a total of 30,000 options were granted to Mr. Saron with a fair value of $0.95 per option.

(13)	This Amount Includes: car allowance of $6,310; life insurance premium of $512; and health insurance premiums of $15,186.

(14)	This Amount Includes: car allowance of $6,309; life insurance premium of $479; and health insurance premiums of $12,533.

(15)	This Amount Includes: car allowance of $3,155; life insurance premium of $512; and health insurance premiums of $11,140.

(16)	On July 12, 2012 a total of 30,000 options were granted to Mr. Citronowicz with a fair value of $0.95 per option.

(17)	This Amount Includes: car allowance of $1,395; life insurance premium of $512; and health insurance premiums of $12,243.

(18)	This Amount Includes: car allowance of $5,824; life insurance premium of $479; and health insurance premiums of $10,231.
(19)	On May 5, 2014, Mr. Peter Donato was appointed as the Company’s Chief Financial Officer, Executive Vice President, Treasurer and Secretary

Employment Agreements and Potential Payments Upon Termination or Change in Control

At December 31, 2013, employment contracts with Mr. Makrides, Mr. Gershon, Mr. Saron, and Mr. Citronowicz, which are set to expire in December 2016 for Mr. Makrides and December 31, 2015 for the others, contain an automatic extension for a period of one year after the initial term unless we provide the executives with appropriate 60 days written notice pursuant to the contracts.  The employment agreements provide, among other things, that the executive may be terminated as follows:

(a)	Upon the death of the executive, in which case the executive’s estate shall be paid the basic annual compensation due the employee pro-rated through the date of death.

(b)
By the resignation of the executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the employee the basic annual compensation due him pro-rated to the effective date of termination.

(c)
By Bovie, “for cause” if during the term of the employment agreement the employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, for Mr. Makrides, Mr. Gershon, Mr. Saron, and Mr. Citronowicz at any time upon at least thirty (30) days prior written notice to the executive. In this case Bovie shall be obligated to pay the executive compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter for Messrs Makrides, Saron, and Citronowicz for the period remaining under the contract, Bovie shall pay the executive the salary in effect at the time of termination payable weekly until the end of their contract.

(e)
If Bovie fails to meet its obligations to the executive on a timely basis, or if there is a change in the control of Bovie, the executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Bovie shall pay Mr. Makrides, Mr. Saron and Mr. Citronowicz a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination. Mr. Gershon shall be paid two times his annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination.

We have an employment contract with Mr. Pickett to serve as Chief Financial Officer, which has a current expiration date of June 2015.  Mr. Pickett will be leaving the Company, effective June 17, 2014. In the event of a change of control, the contract provides that Mr. Pickett will receive salary and bonus in effect up to the date of the remaining portion of the contract.

We entered into an employment agreement with Peter Donato to serve as our Executive Vice President and Chief Financial Officer, effective as of May 5, 2014. Mr. Donato’s employment agreement contains an automatic extension for a period of one year after the initial term unless we provide him with appropriate 60 days written notice.  The employment agreement provides, among other things, that the executive may be terminated as follows:

(a)	Upon the death of Mr. Donato, in which case the executive’s estate shall be paid the basic annual compensation due the employee, pro-rated through the date of death.

(b)
By the resignation of the executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the employee the basic annual compensation due him pro-rated to the effective date of termination.

(c)
By Bovie, “for cause” if during the term of the employment agreement the employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Bovie, without cause, at any time upon at least thirty (30) days prior written notice to the executive. In this case Bovie shall be obligated to pay the executive compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter, for the period remaining under the contract, Bovie shall pay the executive the salary in effect at the time of termination payable weekly until the end of their contract.

(e)
If Bovie fails to meet its obligations to the executive on a timely basis, or if there is a change in the control of Bovie, the executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Bovie shall pay Mr. Donato a two times his annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination.

We entered into an employment agreement with Jack McCarthy to serve as our Chief Commercialization Officer, effective as of March 31, 2014. Mr. McCarthy’s employment agreement contains an automatic extension for a period of one year after the initial term unless we provide him with appropriate 60 days written notice.  The employment agreement provides, among other things, that the executive may be terminated as follows:

(a)	Upon the death of Mr. McCarthy, in which case the executive’s estate shall be paid the basic annual compensation due the employee, pro-rated through the date of death.

(b)
By the resignation of the executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the employee the basic annual compensation due him pro-rated to the effective date of termination.

(c)
By Bovie, “for cause” if during the term of the employment agreement the employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Bovie, without cause, at any time upon at least thirty (30) days prior written notice to the executive. In this case Bovie shall be obligated to pay the executive compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter, for the period remaining under the contract, Bovie shall pay the executive the salary in effect at the time of termination payable weekly until the end of their contract.

(e)
If Bovie fails to meet its obligations to the executive on a timely basis, or if there is a change in the control of Bovie, the executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Bovie shall pay Mr. McCarthy a two times his annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination.

There are no other employment contracts that have non-cancelable terms in excess of one year.

Grants of Plan-Based Awards as of December 31, 2013

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh) ***	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)

Robert L. Gershon	December 13, 2013	750,000	$2.09	$572,500

Options Exercises During Fiscal 2013

There were no options exercised during the year ended December 31, 2013 by the Named Executive Officers.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by our Named Executive Officers as of December 31, 2013:

	Outstanding Equity Awards at 12/31/13
Name	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/sh)	Option Expiration Date 10 Years After Grant Date
Andrew Makrides	25,000	--	3.25	9/29/2013
	25,000	--	2.13	9/23/2014
	25,000	--	2.25	5/5/2015
	6,000	24,000	2.54	7/12/2022
J. Robert Saron	12,500	--	3.25	9/29/2013
	12,500	--	2.13	9/23/2014
	12,500	--	2.25	5/5/2015
	6,000	24,000	2.54	7/12/2022
Moshe Citronowicz	6,000	24,000	2.54	7/12/2022
Gary Pickett	17,143	2,857	8.66	1/12/2017
	4,286	714	7.10	3/29/2017
	7,143	5,357	8.32	10/26/2019
	4,286	5,714	2.46	7/08/2020
	2,000	8,000	2.54	7/12/2022
Robert L. Gershon	--	750,000	2.09	12/13/2023

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2013:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(8)		Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)

Lawrence			$10,920	(1)
Waldman	$21,500	0	$17,450	(2)	0	0	0	$49,870
Michael			$9,100	(3)
Norman (9)	$3,500	0	$6,980	(4)	0	0	0	$19,580
August			$9,100	(5)
Lentricchia (10)	$3,500	0	$6,980	(6)	0	0	0	$19,580
Michael Geraghty	$3,500	0	$9,100	(7)	0	0	0	$12,600
Ian Sheffield (11)	$0	0	$0		0	0	0	$0
_______

(1)	On July 16, 2013, 12,000 ten year stock options with an exercise price of $2.97 and calculated option fair value of $0.91 were granted to Mr. Waldman.
(2)	On December 9, 2013 25,000 ten year stock options with an exercise price of $2.20 and calculated option fair value of $0.698 were granted to Mr. Waldman.
(3)	On July 16, 2013, 10,000 ten year stock options with an exercise price of $2.97 and calculated option fair value of $0.91 were granted to Mr. Norman.
(4)	On December 9, 2013 10,000 ten year stock options with an exercise price of $2.20 and calculated option fair value of $0.698 were granted to Mr. Norman.
(5)	On July 16, 2013, 10,000 ten year stock options with an exercise price of $2.97 and calculated option fair value of $0.91 were granted to Mr. Lentricchia.
(6)	On December 9, 2013 10,000 ten year stock options with an exercise price of $2.20 and calculated option fair value of $0.698 were granted to Mr. Lentricchia.
(7)	On July 16, 2013, 10,000 ten year stock options with an exercise price of $2.97 and calculated option fair value of $0.91 were granted to Mr. Geraghty.
(8)
These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).  Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

(9)	Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders.
(10)	Mr. Lentricchia resigned from the board in December 2013.
(11)	Mr. Sheffield was appointed to the Board in December 2013.

Directors' compensation is determined by the Board of Directors based upon recommendations from the Compensation Committee. A Board member’s service year begins upon stockholders approval at the annual meeting and continues until the next annual meeting. The Board periodically grants directors stock options in order to assure that they have proper incentives and an opportunity for an ownership interest in common with other stockholders. In 2011, the Board decided to add cash payments as a compensation method. Independent board members receive $500 per meeting for attendance in any and all telephonic meetings and $1,000 per meeting for attendance at any in person board meetings for that month. In addition, the Chairman of our Audit Committee receives a monthly stipend of $3,000, plus a one-time grant of 25,000 stock options.

Our Board of Directors presently consists of Robert L. Gershon, J. Robert Saron, Andrew Makrides, Michael Norman, Ian Sheffield, Lawrence J. Waldman, and Michael Geraghty.

In 2003, the Board of Directors adopted and stockholders approved Bovie’s 2003 Executive and Employee Stock Option Plan covering a total of 1,200,000 shares of common stock issuable upon exercise of options to be granted under the Plan.  In 2001, the Board of Directors adopted the 2001 Executive and Employee Stock Option Plan which reserved for issuance 1,200,000 stock options.

On October 30, 2007, stockholders approved and the Board of Directors adopted an amendment to the 2003 Executive and Employee Stock Option Plan to increase the maximum aggregate number of shares of common stock reserved for issuance under the 2003 Plan from 1.2 million shares (already reserved against outstanding options) to 1.7 million shares, or an increase of 500,000 shares of common stock for future issuance pursuant to the terms of the plan. Except for the increase in the number of shares covered by the plan, the plan remains otherwise unchanged from its present status. In 2011, the Board of Directors granted 25,000 options to purchase a like number of shares of common stock.

In July of 2012, the shareholders approved the 2012 Executive and Employee Stock Option Plan covering a total of 750,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2013 approximately 269,500 remain to be issued in this plan.

There have been no changes in the pricing of any options previously or currently awarded.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s equity incentive plans.

Until December 13, 2013, our Compensation Committee consisted of three independent members of the Board of Directors, August Lentricchia, who served as Chairman, Michael Norman CPA, and Lawrence J. Waldman. Following the resignation of Mr. August Lentricchia and the appointment of Ian Sheffield to the Board of Directors on December 13, 2013, our Compensation Committee consisted of three independent members of the Board of Directors, Michael Norman CPA, Ian Sheffield who serves as Chairman, and Lawrence J. Waldman.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in the Company’s Annual Report on Form 10-K/A with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 for filing with the SEC.

The Compensation Committee
Ian Sheffield, Chairman
Michael Norman
Lawrence J. Waldman

The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of June 3, 2014, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, director nominees and all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

		Number of Shares
			Nature of	Percentage of
Name and Address	Title	Owned (i)	Ownership	Ownership (i)

RENN Universal Growth Investment Trust	Common	2,309,542(xiii)	Beneficial	11.6%
Frost National Bank
8201 Preston Road, Ste 540
Dallas, Texas 75206

Great Point Partners, LLC	Convertible Preferred	1,947,747(xiv)	Beneficial	9.8%
165 Mason Street, 3rd Floor
Greenwich, CT 06830

Andrew Makrides	Common	686,213(ii)	Beneficial	3.5%
5115 Ulmerton Rd.
Clearwater, FL 33760

Robert L. Gershon	Common	--(iii)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

J. Robert Saron	Common	436,819(iv)	Beneficial	2.2%
5115 Ulmerton Rd.
Clearwater, FL 33760

Mike Norman	Common	135,000(vi)	Beneficial	0.7%
5115 Ulmerton Rd.
Clearwater, FL 33760

Moshe Citronowicz	Common	418,504 (v)	Beneficial	2.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Peter Donato	Common	--(vii)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

Ian Sheffield	Common	--(viii)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

Lawrence J. Waldman	Common	28,548(ix)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Michael E. Geraghty	Common	13,215(x)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Jack McCarthy	Common	--(xi)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

John C. Andres	Common	--(xv)	Beneficial	0.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

Officers and Directors as a group (10 persons) 9.4%		1,718,299(xii)

(i)
Based on 17,912,049 outstanding shares of Common Stock and 2,805,046 outstanding options to acquire a like number of shares of Common Stock as of June 1, 2014, of which officers and directors owned a total of 317,524 options and 1,393,036 shares at June 1, 2014.  We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has current or future right to acquire pursuant to options, warrants, conversion privileges or other rights.

(ii)
Includes 599,213 shares and 87,000 vested options out of a total of 105,000 ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company. Exercise prices for his options range from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iii)	Includes zero vested options out of a total of 750,000 ten year options owned by Mr. Gershon, exercisable at $2.09 per share. These options vest equally over a four year period.

(iv)
Includes 387,319 shares and 49,500 vested options out of a total of 67,500 ten year options owned by Mr. Saron, exercisable at prices ranging from $2.13 per share for 12,500 shares, and $3.25 per share for 12,500 shares.

(v)	Includes 406,504 shares plus 12,000 vested out of a total of 30,000 ten year options owned by Mr. Citronowicz exercisable at $2.54 per shares.

(vi)
Includes 135,000 vested ten year options out of a total 135,000 ten year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $8.66 for 12,500 shares. Mr. Norman has informed the Board that he intends to retire from the Board upon the conclusion of his term and, therefore, will not stand for reelection at the 2014 Annual Meeting of Stockholders.

(vii)	Includes zero vested options out of a total of 125,000 ten year options owned by Mr. Donato, exercisable at $3.81 per share. These options vest equally over a four year period.

(viii)	Mr. Sheffield became a Board member in December 2013. He does not own any shares of Bovie stock and has not been granted any options as of this date.

(ix)
Includes 28,548 vested ten year options out of a total of 80,500 options owned by Mr. Waldman exercisable at a prices ranging from $2.20 for 25,000 shares to $2.97 for 12,000 shares.  These options vest over a period of 3 and 7 years.

(x)
Includes 13,215 vested ten year options out of a total of 27,500 options owned by Mr. Geraghty exercisable at a prices ranging from $2.20 for 10,000 shares to $2.81 for 7,500 shares.  These options vest over a period of 3 and 7 years.

(xi)	Includes zero vested options out of a total of 213,000 ten year options owned by Mr. McCarthy, exercisable at $3.90 per share. These options vest equally over a four year period.

(xii)
Includes 325,263 vested ten year options out of a total of 1,536,834 ten year outstanding options and 1,393,036 shares owned by all Executive Officers and directors as a group. The last date options can be exercised is April 15, 2024.

(xiii)
RENN Capital Group, Inc. ("RENN") is an investment advisor to RENN Universal Growth Investment Trust ("RUSGIT"), RENN Global Entrepreneurs Fund Inc. ("RENN Global") and RENN Entrepreneurial Fund Ltd. ("RENN Entrepreneurial") and has shared voting power over these shares.  The shares of common stock are owned of record as follows:  RUSGIT - 1,600,000; RENN Global - 550,000; RENN Entrepreneurial - 159,542.   Russell Cleveland is the President of each of RENN, RUGIT, RENN Global and RENN Entrepreneurial and may be deemed to be the beneficial owner of the shares of common stock.  Mr. Cleveland disclaims any such beneficial ownership.

(xiv)
Includes of (i) 1,947,747 shares issuable upon conversion of Series A 6% preferred stock collectively owned by each of Biomedical Value Fund, LP (“BVF”), Biomedical Offshore Value Fund, Ltd. (“BOVF”), Biomedical Institutional Value Fund, LP (“BIVF”), Class D Series of GEF-PS, LP (“GEF-PS”), David J. Morrison (“Morrison”) and WS Investments II, LLC (“WS”). Does not include: (i) Series A 6% preferred stock convertible into 1,552,253 shares, collectively owned by each of BVF, BOVF, BIVF, GEF-PS, Morrison and WS and (ii) warrants to purchase 5,250,000 shares, collectively held by each of BVF, BOVF, BIVF, GEF-PS, Morrison and WS. The provisions of such preferred stock and warrants restrict the conversion and exercise of such preferred stock and warrants to the extent that, after giving effect to such conversion or exercise, the holder of the preferred stock and warrants and its affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of 9.985% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to such conversion or exercise (the “Ownership Cap”). Therefore, the reporting persons could be deemed to beneficially own such number of shares underlying such preferred stock and warrants as would result in total beneficial ownership by such reporting persons up to the Ownership Cap.

(xv)	Mr. Andres is a director nominee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2013, all officers, directors and ten percent beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is that employees, non-employees, and third parties must obtain authorization from the appropriate department executive manager, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $120,000. Any related party transactions that would bring the total value of such transactions to greater than $120,000 must be referred to the Audit Committee to determine the procedure for approval, and then have the recommendations presented to the Board of Directors for approval.

A relative of Moshe Citronowicz, Bovie’s Senior Vice President, is considered a related party. Arik Zoran, is a consultant of the Company doing business as AR Logic, Inc., which is a consulting firm owned by Arik Zoran, Mr. Citronowicz’s brother. During January 2011, we entered into a three year consulting services agreement with AR Logic that provides for a monthly retainer for engineering support for our existing generator product line and a separate hourly based fee structure for additional consulting related to new product lines. AR Logic was paid consulting fees of approximately $266,600, $223,500 and $171,700 during 2013, 2012 and 2011, respectively.

A second relative of Mr. Citronowicz is considered a related party. Yechiel Tsitrinovich is also a brother of Mr. Citronowicz, and acts as a consultant to the Company related to research and development of certain products. Mr. Tsitrinovich has a royalty contract with us related to the creation and design of a proprietary technology that is used in some of our generators. Mr. Tsitrinovich was paid a combination of consulting fees and royalties on previous product designs approximating $72,890, $77,218, and $85,310 for 2013, 2012, and 2011, respectively.

PROPOSAL TWO

RATIFICATION OF AUDITORS

The Audit Committee is currently in the process of reviewing the engagement of Kingery & Crouse P.A. (“Kingery”) and has not yet recommended whether Kingery should be engaged as the Company’s independent auditors for the fiscal year ending December 31, 2014.

Kingery has acted as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Representatives of Kingery are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.  Neither the Company's bylaws nor the governing documents or law require stockholder ratification of the selection of Kingery as the Company's independent registered public accounting firm.  However, this proposal is being submitted to the stockholders as a matter of good corporate practice. The Audit Committee is currently in the process of reviewing Kingery’s engagement and the Board has not made any recommendation regarding the ratification of Kingery as the Company’s independent auditors for the fiscal year ending December 31, 2014. If the stockholders do not ratify Kingery, the appointment of another firm of independent certified public accountants may be considered by the Audit Committee.  Even if Kingery is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that doing so is in the best interests of the Company and its stockholders.

THE BOARD HAS NOT MADE A RECOMMENDATION REGARDING THE RATIFICATION OF KINGERY & CROUSE, PA AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2014.

The following table sets forth the aggregate fees billed to us for fiscal years ended December 31, 2013 and 2012 by our current accountants, Kingery & Crouse P.A. (in thousands) :

	2013	2012
Audit fees (1)	$120	$124

Non-Audit fees:
Audit related fees(2)	$10	$11
Tax fees(3)	--	--
All other fees(4)	--	--
Total fees billed	$130	$135

(1)
Audit fees consist of fees billed for professional services rendered for the audit of Bovie’s annual financial statements and reviews of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2)
Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or reviews of Bovie’s consolidated financial statements and are not reported under “Audit Fees”.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance and tax advice (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent” directors, as determined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications, independence and performance for us. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2013.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance.  During fiscal 2012, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee.  These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with Kingery & Crouse, P.A. matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Kingery & Crouse, P.A. to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Audit Committee has met separately in executive session with management and with Kingery & Crouse, P. A.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K/A for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee
Lawrence J. Waldman, Chairman
Michael Norman
Ian Sheffield

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSAL 3

APPROVAL OF ADVISORY RESOLUTION
SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to vote, on an advisory basis, to approve the compensation of its named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers. For purposes of this Proxy Statement, the following Company executives are referred to collectively as the “Named Executive Officers”: Robert L. Gershon, Andrew Makrides, Gary D. Pickett, J. Robert Saron and Moshe Citronowicz. We are required to hold a vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation once every six years. At our 2013 Annual Meeting of Stockholders, our Stockholders voted to hold an annual non-binding advisory vote relating to the frequency of future non-binding advisory votes on resolutions approving future named executive officers compensation.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Company’s long-term success. Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about the Company’s executive compensation programs, including information about the fiscal year 2013 compensation of the Named Executive Officers.

The Company is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the stockholders ratify and approve the compensation of the Named Executive Officers of Bovie Medical Corporation, as disclosed in the “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board of Directors value the opinions of the Company’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board of Directors will consider stockholder concerns and the Compensation Committee will evaluate what actions, if any, may be necessary or appropriate to address those concerns. You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2014 Annual Meeting of Stockholders must be received in writing at the Company’s offices at 5115 Ulmerton Road, Clearwater, Florida 33760, Attn: Corporate Secretary, no later than January 31, 2015, for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2013, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2013, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, BOVIE MEDICAL CORPORATION, 5115 ULMERTON ROAD, CLEARWATER, FLORIDA 33760. THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (727) 384-2323.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By order of the Board of Directors

/s/ Andrew Makrides
Andrew Makrides Chairman of the Board of Directors

Dated: June 9, 2014

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2014.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2014 Annual Meeting to be held on July 17, 2014, and appoints Andrew Makrides and Robert L. Gershon, or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation (“Company”), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders (“Annual Meeting”) on July 17, 2014 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified.  If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1, AND “FOR” PROPOSAL 3. THE BOARD HAS NOT MADE A VOTING RECOMMENDATION FOR PROPOSAL 2.

                      [X] Please mark your votes
       as in this example using
           dark ink only.

1.           The election of the following nominees to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Shareholders: Andrew Makrides, Robert L. Gershon, J. Robert Saron, Michael Geraghty, Ian Sheffield, Lawrence J. Waldman and John C. Andres.

FOR	[ ]
all nominees
(except as marked
to the contrary below)

	WITHHOLD	[ ]
AUTHORITY TO
VOTE FOR ALL
NOMINEES LISTED ABOVE

	WITHHOLD AUTHORITY FOR ALL EXCEPT	[ ]
	Andrew Makrides	[ ]
	Robert L. Gershon	[ ]
	J. Robert Saron	[ ]
	Michael Geraghty	[ ]
	Ian Sheffield	[ ]
	Lawrence J. Waldman	[ ]
	John C. Andres	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

2.           The ratification of Kingery & Crouse PA as the Company’s independent public accountants for the year ending December 31, 2014.

FOR                                AGAINST                                           ABSTAIN
[    ]                                     [    ]                                                            [    ]

3.           The approval of a non-binding advisory proposal approving a resolution supporting the compensation of named executive officers.

FOR                                AGAINST                                           ABSTAIN
[    ]                                     [    ]                                                            [    ]

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)  ____________________                                                                                     Signature  _____________________
Dated:  _________________

NOTE:                      Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign.  If signer is a partnership, please sign in partnership name by authorized person.